EXHIBIT 99.1

FOR IMMEDIATE RELEASE

99 Wood Avenue South, Suite 311

Iselin, NJ 08830

www.pharmoscorp.com

Pharmos Expands Corporate Website and Adds Hebrew Language Site

Iselin, NJ, July 12, 2006 – Pharmos Corporation (Nasdaq: PARS) announced an expansion of its corporate web site at www.pharmoscorp.com to provide detailed information regarding the Company’s proposed acquisition of Vela Pharmaceuticals, Inc. (Vela). In addition, the Company has added a Hebrew language site, www.pharmos.com, to reflect Israeli shareholder participation. Pharmos shareholders and other investors interested in learning about the Company, and specifically its pending acquisition of Vela, are encouraged to visit the sites for valuable information and important messages.

New features available include:

•

A videotaped message from President & COO Alan L. Rubino, summarizing the strong strategic fit between Pharmos and Vela and the expected benefits of the transaction (available only on the English website).

•

A letter to shareholders from Chairman & CEO Dr. Haim Aviv and Mr. Rubino that outlines the rationale behind the Vela acquisition including information on the Vela pipeline and the potential of its clinical drugs, particularly dextofisopam for the treatment of irritable bowel syndrome.

•	A revised acquisition-focused Fact Sheet detailing the strategic fit between Pharmos and Vela, including pipeline illustrations.
•	The latest acquisition-related news and other relevant materials that will help shareholders stay informed on, and undertake a merit-based evaluation of, the transaction.
•	A “Contact Us” section that enables shareholders to reach investor relations professionals at the Company and its consultant with questions and comments.

Pharmos expects to continue to add new acquisition-focused materials to the websites as they become available, including its definitive proxy statement when filed with the Securities and Exchange Commission, quick voting instructions, a section on frequently asked questions, new videotaped messages and additional forthcoming shareholder letters. Shareholders and other interested parties are encouraged to visit the websites regularly for such new materials.

About Pharmos Corporation

Pharmos discovers and develops novel therapeutics to treat a range of indications including neurological and inflammatory disorders. The Company’s core proprietary technology platform focuses on discovery and development of synthetic cannabinoid compounds. Cannabinor, the lead CB2-selective receptor agonist candidate, is undergoing Phase II testing in pain. Other compounds from Pharmos’ proprietary synthetic cannabinoid library are in pre-clinical studies targeting pain, multiple sclerosis, rheumatoid arthritis and other disorders.

About Vela Pharmaceuticals Inc.

Based in Ewing, New Jersey, Vela Pharmaceuticals Inc. is a privately held company specializing in the “re-discovery” and continued development of medicines related to the nervous system, including the brain-gut axis. Investors include first tier venture funds such as Venrock Associates, New Enterprise Associates and JP Morgan Partners.

Statements made in this press release related to the business outlook and future financial performance of the Company, to the prospective market penetration of its drug products, to the development and commercialization of the Company’s pipeline products and to the Company’s expectations in connection with any future event, condition, performance or other matter, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause results to differ materially from those set forth in these statements. Additional economic, competitive, governmental, technological, marketing and other factors identified in Pharmos’ filings with the Securities and Exchange Commission could affect such results.

In connection with its proposed acquisition of Vela Pharmaceuticals Inc., Pharmos has filed a preliminary proxy statement and other relevant materials, and will be filing additional relevant materials in the near future, with the Securities and Exchange Commission (SEC) relating to a special meeting of shareholders. Investors and security holders of Pharmos are urged to read these documents because they contain important information about Pharmos, Vela and the acquisition. The proxy statement and other existing and forthcoming relevant materials, and any other documents filed by Pharmos with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Pharmos by directing a written request to: Pharmos Corporation, 99 Wood Avenue South, Suite 311, Iselin, New Jersey 08830, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other existing and forthcoming relevant materials before making any voting or investment decision with respect to the acquisition.

Pharmos and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Pharmos in connection with the proposal to issue shares of Pharmos’ common stock in the acquisition. Information about those executive officers and directors of Pharmos and their ownership of Pharmos’ common stock is set forth in Pharmos’ Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Pharmos’ executive officers and directors in the acquisition by reading the preliminary proxy statement and other existing and forthcoming relevant materials.

Contacts

Pharmos U.S.	The Ruth Group, Inc.
Gale Smith	John Quirk (investors)
(732) 452-9556	(646) 536-7029
Pharmos Israel	Janine McCargo (media)
Irit Kopelov	(646) 536 7033

011-972-8-940-9679